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                                                                    Exhibit 99.1

U.S. CONTACT                                                         (DURA LOGO)
Ellen Gonda/Christina Stenson
Brunswick Group
+1-212-333-3810
DURA@brunswickgroup.com

FOR IMMEDIATE RELEASE

DURA AUTOMOTIVE SYSTEMS, INC. ANNOUNCES AGREEMENT TO SELL ATWOOD MOBILE PRODUCTS

Atwood Acquisition Co., LLC to Acquire Leading Specialty Vehicle Products Manufacturer for $160.2 Million

Milestone in DURA's Progress Toward Emergence from Chapter 11 in the Fourth Quarter of 2007

ROCHESTER HILLS, Mich., July 5, 2007--DURA Automotive Systems, Inc. (OTC: DRRAQ) today announced that it has entered into an asset purchase agreement with Atwood Acquisition Co., LLC for the sale of DURA's Atwood Mobile Products division, headquartered in Elkhart, Indiana. The agreement provides for the acquisition of Atwood Mobile Products for an aggregate cash consideration of $160.2 million. Closing of the transaction is subject to the approval of the United States Bankruptcy Court for the District of Delaware, which has jurisdiction over DURA's Chapter 11 reorganization proceedings; government regulatory approvals; and customary closing conditions. DURA was advised by Miller Buckfire and Kirkland & Ellis in connection with the transaction.

As a standard element of the bankruptcy process, DURA has filed a motion with the Bankruptcy Court seeking approval of procedures that will provide an opportunity for competitive bids on Atwood Mobile Products before the sale is approved by the Court. DURA expects to complete the bidding process and to secure the regulatory approvals in time to close the sale by the end of August.

"Atwood is a strong, profitable and growing business, and we are extremely satisfied with the interest we have received in the business," said Larry Denton, DURA's chairman and chief executive officer. "This agreement is a major milestone in our restructuring efforts as it enables the company to position itself to exit Chapter 11 and finish implementing financial and operational strategies to improve our core automotive parts business."

Atwood offers a broad range of products to the recreation vehicle (RV), specialty vehicle and manufactured housing markets. The division's products encompass windows and doors, specialty glass, hardware appliances and electronics. Founded in 1909, Atwood was acquired by automotive supplier Excel Industries, which was then acquired by DURA in 1999.

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On October 30, 2006, DURA Automotive Systems, Inc., and its domestic and
Canadian affiliates filed voluntary petitions for protection under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The company and its domestic and Canadian affiliates continue to operate their businesses as Chapter 11 debtors-in-possession.

ABOUT MILLER BUCKFIRE

Miller Buckfire is a leading independent investment bank providing strategic and financial advisory services focusing on complex restructuring transactions, mergers and acquisitions, and equity and debt financing. The firm was formed in July 2002 when the financial restructuring group at Dresdner Kleinwort Wasserstein spun off as an independent entity. Miller Buckfire's professionals have successfully restructured more than $180 billion in debt, advised on M&A transactions valued at over $100 billion and advised on financings involving over $35 billion. The firm is based in New York. Additional information about Miller Buckfire can be found at www.millerbuckfire.com.

ABOUT ATWOOD MOBILE PRODUCTS, INC.

Atwood is a leading designer and manufacturer of a broad range of window, glass, aluminum, appliance and electronic products for recreation vehicles (RVs), specialty vehicles, manufactured housing and associated niche markets. Atwood's core products include windows, doors, specialty glass products, water heaters, furnaces, ranges, electronic control systems, converters and seating systems designed to meet specific customer demands. Atwood provides its comprehensive product line to a diverse set of customers including market leaders Thor Industries, Fleetwood, Jayco, Gulfstream, Winnebago, Freightliner and Leer. Recognized as a leading supplier to the RV, specialty vehicle and manufactured housing industries, Atwood markets its products under its well-recognized Atwood, Creation, Kemberly, Wedgewood, Spec-Temp, Duraleg and Levelegs brands. Headquartered in Elkhart, Indiana, Atwood has approximately 1,900 employees.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

DURA Automotive Systems, Inc., is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry. The company is also a leading supplier of similar products to the recreation vehicle (RV) and specialty vehicle industries. DURA markets its automotive products to every North American, Asian and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

FORWARD-LOOKING STATEMENTS

This press release, as well as other statements made by DURA may contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the company's current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the company to continue as a going concern; (ii) the ability of the company to operate pursuant to the terms of the debtor-in-possession ("DIP") financing facility; (iii) the company's ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (iv) risks associated with third parties

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seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; (v) the ability of the company to obtain and maintain normal terms with vendors and service providers; (vi) the company's ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the Chapter 11 cases on the company's liquidity or results of operations; (viii) the ability of the company to execute its business plans, and strategy, including the operational restructuring initially announced in February 2006, and to do so in a timely fashion; (ix) the ability of the company to attract, motivate and/or retain key executives and associates; (x) the ability of the company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees; (x) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xi) increased competition in the automotive components supply market. Other risk factors are listed from time to time in the company's United States Securities and Exchange Commission reports, including, but not limited to the Annual Report on Form 10-K for the year ended December 31, 2005. DURA disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of DURA's common stock receiving no distribution on account of their interest and cancellation of their interests. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the company urges that appropriate caution be exercised with respect to existing and future investments in DURA's common stock or other equity interests or any claims relating to pre-petition liabilities.